                                                                    EXHIBIT 10.1



PC Teller Software License Agreement between Valle de Oro Bank, N.A. and M & I Data Services, Inc. dated December 19, 1991; Amendment No. 1 to PC Teller Software License Agreement dated February 19, 1993

                           AMENDMENT NO. 1 TO PCTELLER
                           SOFTWARE LICENSE AGREEMENT




        This Amendment No. 1 to PCTeller Software License Agreement is entered into as of this 19th day of February, 1993, by and between M&I Data Services, Inc. ("M&I") and Valle de Oro Bank, N.A. (the "Customer").

                                    RECITALS

      WHEREAS, M&I and Customer are parties to a PCTeller Software License Agreement dated December 19, 1991 (the "Agreement"), pursuant to which the Customer obtained a right and license to use PCTeller Software (the "Software") for its own internal business purposes; and,

        WHEREAS, the Customer wishes to license additional copies of the Software.

      NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements set forth herein, M&I and Customer agree as follows:

        1. AMENDMENT TO AGREEMENT. Exhibit A to the Agreement is deleted in its entirety and replaced by Exhibit A attached hereto.

        2. CONTINUANCE OF AGREEMENT. Except as amended herein, the conditions and terms of the Agreement shall remain in full force and effect.

        3. BINDING AGREEMENT. Each party executing this Amendment No. 1 agrees to be bound by all the terms and conditions contained in the Agreement as modified by this Amendment No. 1.

        THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AMENDMENT NO. 1, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS AS STATED HEREIN.

        IN WITNESS HEREOF, the parties hereto, through their duly authorized officers and agents, have hereby executed this Amendment No. 1 on the date before written.

VALLE DE ORO BANK, N.A.  (CUSTOMER)           M&I DATA SERVICES, INC. (M&I)


 By: /s/ ROLAND NICKERSON                      By: /s/ JOSEPH L. DELGADILLO
   ---------------------------------              ----------------------------
 Name:    Roland Nickerson                     Name:  Joseph L. Delgadillo
 Title:   Sr Vice President/CFO                Title: Senior Vice President

                          EXHIBIT A TO AMENDMENT NO. 1

                       PCTELLER SOFTWARE LICENSE AGREEMENT
                             M&I DATA SERVICES, INC.
                           Milwaukee, Wisconsin 53202


Customer Name:       Valle de Oro Bank, N.A.

Address:             9832 Campo Road
                     Spring Valley, California 91979-1449


Description and Number of Licensed Computer(s)/Workstation(s)/Equipment:

PCTeller:        Total of twenty-eight (28) workstations to be defined by
                 Customer.
                 --  Twenty-four (24) workstations licensed under the original
                 Agreement Exhibit A.
                 --  Four (4) workstations licensed pursuant to this Amendment
                 No. 1.


Customer's Primary Location Description:

Valle de Oro Bank, N.A.
9832 Campo Road
Spring Valley, California 91979-1449


User Documentation:

PCTeller Training Guide
PCTeller User Guide


Licence Fee:


             PREVIOUSLY LICENSED:                                  $14,280.00

             DUE WITH THIS AMENDMENT NO. 1:

                     Additional four (4) copies                    $ 2,380.00
                     Sales Tax (7.75%)                                 184.45
                                                                   ----------
                                            TOTAL                  $ 2,564.45

             TOTAL LICENSE FEE EXCLUDING TAX:         $16,660.00

                                    ADDENDUM
                      PC TELLER SOFTWARE LICENSE AGREEMENT

THIS ADDENDUM, dated this 19 day of Dec, 1991, by and between the undersigned parties, describes the Bundled Hardware and Support Services M&I will provide to Customer and the cost for such hardware and service.


                                    RECITALS

WHEREAS, Customer and M&I have entered into a PC Teller Software License Agreement on an even date herewith for the use of a personal computer-based software system; and

WHEREAS, Customer wishes to acquire certain computer hardware, operating software, and services to be used in conjunction with such software system.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, Customer hereby agrees to purchase the hardware and support services (as described herein) through M&I, and M&I agrees to sell such hardware and provide such support services subject to the ongoing satisfactions by Customer of the following terms and conditions:

1. Hardware. Customer agrees to purchase through M&I thirty-eight (38) NCR PC386SX EL units with 1 Mb RAM and 40 Mb hard disk; three (3) NCR PC386SX EL units with 1 Mb RAM and no hard disk; three (3) NCR PC386SX/MC20 with 2 Mb RAM and 100 Mb hard disk; thirty (30) twelve-inch NCR VGA monochrome display units; fourteen (14) fourteen-inch NCR VGA color display units; forty-four (44) 2 Mb RAM upgrades; twenty-four (24) NCR 5021 validation printers; five (5) Okidata 390 printers; two (2) HP Laserjet III D laser printers; six (6) NCR 5223 passbook/document printers; three (3) NCR 800 VA UPS units; three (3) Emerald tape backup units; three (3) Novell Netware V2.2 50-user software packages; three (3) 3270 Elite Plus NLV (multisession); three (3) LAN menuing software packages; three (3) remote support modems and software packages; and necessary cables, modems, multistation access units (MAUs), and boards to network hardware and communicate to M&I host.

2. Preinstallation Services. All hardware purchased through M&I will be set up and initial system tested at M&I. This includes, but is not limited to, 24 hour "burn-in" of file server, gateway and LAN hardware, installation and configuration of memory/adapters, and setup and configuration of Novell Netware LAN Software, LAN menuing software and utilities, LAN remote support software, LAN tape backup software, and software packages purchased through M&I.

3. Installation Services. M&I will ship the purchased hardware to the Customer's locations) and, at the Customer's locations), install the hardware. The installations will include installing the file server and gateway, installation of LAN workstations, installation of LAN peripheral hardware and software as applicable, full application testing including on-line testing with M&T, and performance tuning as necessary. Customer is responsible for having the physical wiring to each workstation location with connectors completed prior to M&I being on-site for installation. M&I will provide wiring specifications suitable for an electrical contractor to complete the necessary wiring, provide phone support to the person(s) doing the wiring, and verify when on-site for installation that the wiring has been completed and connectors installed as specified. Customer may be required to reimburse M&I for time-and-materials expenses, including lodging and travel expenses, should the wiring or connectors be found defective or inadequate.

4. Warranty. THE FOLLOWING LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
      (a) The hardware warranties are provided by the equipment manufacturer and are as follows:

NCR PC386SX Units                               One (1) year on-site

NCR Display Units                               One (1) year on-site

NCR Multistation Access Units                   One (1) year on-site

NCR 5021 Validation Printers                    Ninety (90) days

NCR 5223 Document Printers                      Ninety (90) days

Okidata 390 Printers                            Ninety (90) days

HP Laserjet III D Printers                      One (1) year

NCR 800VA Uninterruptable Power Supply          Three (3) years

Practical Peripheral 2400 Modem                 Five (5) years

Emerald Tape Backup Unit                        One (1) year

            M&I will secure the warranties for the Customer from the manufacturer and, depending upon the Customer's current agreements with the manufacturer, the Customer may be required to sign a warranty/service agreement from the manufacturer. Upon customer's written request, M&I will secure detailed disclosures of manufacturer's warranties.

        (b) M&I warrants that the installed operating environment will allow stable access to the software installed by M&I and to the M&I Host System provided access is available to Customer. Customer acknowledges and agrees that its sole remedy under this warranty for the operating environment is for M&I to attempt to correct deficiencies brought to its attention by the Customer during the twelve (12) months following installation. Customer hereby acknowledges that M&I is not liable for hardware malfunctions, and that M&Is only responsibility is to assist Customer in resolving hardware problems reported by Customer to M&I in the twelve-month period following installation.

5. Limitation of Liability. M&I's liability for damages to Customer for any cause whatsoever, whether in contract or in tort, including negligence, shall be limited to the fees paid for that portion of the installation service that caused the damages or is directly related to the claim for relief. In no event shall M&T be liable for damages caused by Customer's failure to perform its obligations under this Agreement or for any lost profits, lost savings, and incidental or consequential damages, even if M&I has been advised of the possibility of such damage.

6. Technical Support M&I will provide to Customer for the twelve (12) months following installation, assistance in problem determination, problem resolution, dispatching field engineers relative to manufacturer's warranties, and maintaining the Local Area Network (LAN) environment (new users, passwords, etc.). M&I will remain current on new releases of hardware and software installed by M&I and assist the Customer in determining the value of upgrading and, when requested by the Customer, negotiate the price from the vendor and assist with installing the upgrade. The support is provided on the premise that Customer sends at minimum one (1) person to Novell LAN training and that the Customer designates two (2) contact people for M&I to interact with on supporting the operating environment. If on-site support is required as a result of modifications made to the operating environment not preapproved by M&I, the Customer agrees to pay for M&I's effort in investigating and/or resolving the issues resulting from such modifications at M&I's then-current rates for such services, plus expenses incurred by M&I. M&I will provide phone support with regard to the operating environment during M&I's regular business hours.

7 . Purchase Price. Customer agrees to make arrangements with M&I to pay the hardware and installation services' invoice according to the payment terms within the current Data Processing Services Agreement with M&I. The invoice for the hardware and installation services will be dated after the completion of installation at customer site(s). The total purchase price, excluding all applicable taxes, duties, shipping charges, and travel and lodging expenses, will not exceed $238,681 for the installation of the workstations. Customer shall pay all applicable taxes, duties, shipping expenses, travel and lodging expenses, and other charges (including, but not limited to, sales, use, excise, and personal property taxes) now or hereafter levied, assessed, or charged against the hardware and services as a consequence of this Addendum, except where such taxes, duties, or charges are based upon net income of M&I.

8. Incorporation of License Agreement. Terms and conditions of the PC Teller Software License Agreement not in conflict with those contained herein shall be of the same force and effect with respect to this Addendum as if specifically contained in this Addendum.

     THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS ADDENDUM, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS, AS STATED HEREIN.

     IN WITNESS WHEREOF, the parties hereto through their duly authorized officers and agents have hereby executed this Addendum on the date before written.

VALLE DE ORO BANK, N.A. (CUSTOMER)         M&I DATA SERVICES, INC.

By: /s/ ROLAND C. NICKERSON                By: /s/ JOSEPH L. DELGADILLO
   -----------------------------               --------------------------------
Name:  Roland C. Nickerson                  Name: Joseph L. Delgadillo
Title: Senior Vice President                Title: Senior Vice President

      Attest:                                     Attest:

By: /s/ WILLIAM V. EHLEN                    By: /s/  JOHN C. ANDREWS
   -----------------------------               --------------------------------
 Name:      William V. Ehlen                Name:  John C. Andrews
 Title:     President & C.E.O.              Title: Vice President

                             M&T DATA SERVICES, INC.
                      PC TELLER SOFTWARE LICENSE AGREEMENT


     THIS AGREEMENT is entered into this 19 day of Dec 1991, by and between M&I Data Services, Inc. ("M&I"), a Wisconsin corporation located at 770 North Water Street, Milwaukee, Wisconsin 53202 and Valle de Oro Bank, N.A. located at 9832 Campo Road, Spring Valley, California 91979-1449 (the "Customer").

                                    RECITALS

     WHEREAS, M&I has developed teller software for use with personal computers; and

     WHEREAS, Customer wishes to obtain a license to use such software for its own internal purposes.

     NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, M&I hereby grants Customer the right and license to use the PC Teller Software (as described herein) subject to the ongoing satisfaction by Customer of the following terms and conditions:

     1. PC Teller Software. For purposes of this Agreement, the term PC Teller Software (referred to as the "Software") shall mean a teller software system delivered to the Customer in machine-readable code (object code) only, together with related user documentation provided by M&I and identified in Exhibit A.

     2. Scope of License. M&I hereby grants to Customer a nonexclusive, nontransferrable, and revocable license to use the Software for its own internal business purposes and solely accessible by the personal computers listed in Exhibit A. Customer acknowledges and agrees that the Software is licensed to Customer on the condition that Customer currently, and continues to have throughout the time period of this License, all of its data processed by either the M&I Loan System or the M&I Deposit System. Customer understands that this License does not include the operating system which may be necessary to utilize the Software.

     3. License Fee. Customer shall pay to M&I a one-time License Fee as set forth in Exhibit A, such fee to be based upon the number of personal computer workstations that are authorized to access the Software, as listed in Exhibit A. The License Fee shall, include Training and Conversion Support as described in
Section 6. Customer agrees that if additional personal computer workstations or equipment other than those listed in Exhibit A access the Software, M&I shall, in addition to any other remedies it may have, have the right to terminate the license granted herein granted herein or charge an additional License Fee; such fees to be based upon the increased access computed in accordance with M&I's then-current price schedule. Customer shall also pay all applicable taxes, duties, and charges (including, but not limited to, sales, use, excise, and personal property taxes) now or hereafter levied, assessed, or charged against the Software while licensed to Customer as a consequence of this Agreement, except where such taxes, duties, or charges are based upon the net income of M&I.

     4. Payment of License Fee. Customer shall pay to M&I the one-time License Fee, in immediately available funds, upon execution of this Agreement.

     5. Delivery. M&I shall deliver on magnetic diskette to Customer at time of conversion to PC Teller, one machine-readable copy of the Software. Delivery shall be deemed to have occurred upon Customer's receipt of the Software at the time of conversion ("Delivery Date").

     6. Training and Conversion Support. M&I shall provide a two-day teller analysis session to determine teller transaction requirements and a three-day teller training class to familiarize the Customer's trainers with the features and functions of the Software. The sessions shall be held at the M&I Datacenter located in Brown Deer, Wisconsin, at dates and times established by M&I. M&I shall also be on-site for five days at Customer's main office at time of conversion to assist with the conversion to the PC Teller Software. The date of conversion will be mutually established by Customer and M&I. M&I will also provide to Customer, in conjunction with their conversion to PC Teller, an upgrade to the Tellerlink host software. M&I reserves the right to change the content and duration of analysis and training sessions and the duration of on-site support. Customer shall be responsible for all costs and expenses incurred by attendees, including travel and lodging expenses. Customer agrees to reimburse M&I for travel and lodging expenses for Training and Conversion Support rendered to Customer outside of M&I offices.

        7. Installation. M&I shall install the Software on Customer's computers) which are purchased through M&I, as described in the Addendum. Customer agrees to reimburse M&I for travel and lodging expenses for Installation Services rendered to Customer outside of M&I offices.

        8. Acceptance. This Agreement, and the Software, shall be deemed to have been accepted by the Customer as of the date when M&I and Customer have both executed this Agreement.

        9. Documentation. Customer shall receive, at no additional charge, one set of user documentation as part of the Software, as described in Exhibit A. Additional sets of Documentation requested by the Customer will be billed to Customer at M&I's then-current price for such documentation.

        10. Maintenance and Enhancements. Maintenance services and enhancements will be provided for the Software in accordance with the terms and conditions of the Data Processing Services Agreement by and between M&T and Customer. The Software maintenance fee shall be incorporated in the On-line Teller rates published in the M&I Data Services, Inc., Customer price list. Such fees will be included in the Customer's monthly data processing invoice. On-line Teller rates may be adjusted by M&I upon written notifications to Customer of a change in M&I's current published rates. Customer agrees to reimburse M&I for time-and-material expenses, including travel and lodging expenses, for Maintenance and Enhancement Services rendered to Customer outside of M&I offices.

        11. Use Rights. Customer represents and warrants that it will use the Software solely on those computers described in Exhibit A, and that it will only process information and data for itself, its subsidiaries, parent corporation, and subsidiaries of its parent corporation, and that it will not directly or indirectly permit any other person or entity to have access to or use of the Software, and that it will not use the Software to provide data processing services on a shared resource or service bureau basis to any other person, company, or financial institution.

        12. Notification of Unauthorized Use. Customer agrees to notify M&I promptly of the circumstances surrounding any unauthorized possession, use, or knowledge of any part of the Software, or any other information or documentation made available pursuant to this Agreement to anyone other than persons properly authorized by Customer to have such possession, use, or knowledge.

        13. Ownership and Confidentiality. Customer acknowledges and agrees that the Software, including all authorized and unauthorized copies, are proprietary to and valuable trade secrets of M&I, and Customer shall maintain their confidential nature. Customer agrees that the Software shall be used only in accordance with this Agreement, and Customer shall not assign, sell, lease, market, transfer, reproduce, or disclose the Software or any modification thereto to others. Customer shall limit access to the Software to Customer's employees or third parties, when such persons (1) are performing services for the Customer, related to the Customer's authorized use of the Software; and (2) have a valid need to know and have established a legal obligation with the Customer to protect the Software from unauthorized copying or use. Customer shall exercise all reasonable precautions to prevent access to the Software by persons not authorized by terms of this Agreement. Customer shall store the Software in a secure place at all times it is not being used. In addition, Customer shall take appropriate measures to prevent copying, distribution, reverse engineering, and reverse compiling of the Software. Customer recognizes that the Software may be patented, copyrighted, trademarked, or otherwise protected by M&I, and Customer will not undertake to patent, copyright, trademark, or otherwise apply for a proprietary grant or right with respect to the Software.

        14. Reproduction. Customer shall have the right to load the Software on each personal computer that is included in the License Fee and appears on Exhibit A. Customer may also reproduce the Software for backup or archival purposes only; provided, however, such reproduction shall (1) be solely for the use of the Customer, (2) conspicuously display the information shown in Exhibit B, and (3) be subject to the restrictions set forth in this Agreement.

        15. Modifications. Customer acknowledges and agrees that it shall not make any modifications to the Software. M&I shall not be liable to the Customer in warranty or otherwise for modifications made to the Software by someone other than M&I. Under no circumstances shall Customer sell, distribute, or license modifications of the Software. Nothing herein will prevent M&I from developing and distributing its own modifications to the Software.

        16. Warranty. THE FOLLOWING LIMITED WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        (a) M&I warrants that it is the exclusive owner of the copyrights in the Software and that it has all the rights necessary in order to grant the licenses specified under this Agreement.

        (b) M&I warrants that the Software, when run in the operating environment specified in the user documentation, shall at the time of the Delivery Date be capable of operating in substantial compliance with the user documentation provided with the Software. Customer acknowledges and agrees that its sole remedy under this warranty is for M&I to attempt to correct all Software errors that are brought to its attention by the Customer during the term of this Agreement and the Data Processing Services Agreement. Customer hereby acknowledges that the Software is provided in an "As Is" condition and, except for those limited warranties specified in this section, is without warranty of any kind, either express or implied, written or oral.

        17. Limitation of Liability. M&I's liability for damages to Customer for any cause whatsoever, whether in contract or in tort, including negligence, shall be limited to the License Fee paid for that portion of the Software that caused the damages or is directly related to the claim for relief. In no event shall M&I be liable for damages caused by Customer's failure to perform its obligations under this Agreement or for any lost profits, lost savings, and incidental or consequential damages, even if M&I has been advised of the possibility of such damages.

        18. Authorization. Customer agrees and represents that this Agreement has been approved by its Board of Directors, that the performance of this Agreement by the Customer will not affect the safety or soundness of the Customer or any of its affiliates, and that this Agreement and the obligations evidenced hereby, will be properly reflected on the books and records of the Customer.

        19. Termination. In the event that the Customer discontinues processing its data by use of the M&I Loan System or M&I Deposit System, this Agreement shall automatically terminate. Customer shall continue to be obligated and liable for any license or maintenance fees due and owing under this Agreement and any other legal remedies M&I may have against the Customer. Termination may also occur if a party fails to perform its material obligations under this Agreement and receives written notice from the other party informing it of the breach and requiring it to cure such breach. Should the defaulting party fail to cure its breach within a 30-day period following the written notice (or such reasonable period if this breach, by its nature, cannot be cured within 30 days), the other party shall have the right to terminate this Agreement. Upon termination of this Agreement, Customer shall (1) immediately cease using the Software; (2) erase the same from the storage in each computer in which it has been installed; (3) certify to M&I in writing that Customer has taken the action described in clauses (1) and (2) above; (4) maintain in confidence all knowledge of the Software and its use, and (5) at the option of M&I, either return to M&I or destroy all physical embodiments of the Software and backup copies made thereof.

        20. Assignment. Customer may not assign, sublicense, or otherwise transfer any or all of its rights and obligations under this Agreement without M&I's prior written consent, and any assignment without such prior written consent shall be void and of no effect.

        21. Notices. Notices to be given or submitted by either party to the other under the terms of this Agreement shall be sufficiently given if made in writing and hand-delivered or sent by certified or registered mail, postage prepaid and addressed to the notified party, to the address shown above or to such other address as the notified party shall so designate in writing to the other party at least twenty (20) days prior to notification.

        22. Entire Agreement. This Agreement, the Exhibits, and the Addendum attached hereto supersede all previous agreements and understandings of any nature whatsoever, verbal or written, and constitute the entire understanding between the parties with respect to the subject matter hereof. All oral or written representations, warranties, agreements, and other inducements relating to this Agreement and its subject matter made prior to the execution and delivery hereof have been included herein or, to the extent not included herein, shall be deemed to have been fully performed and discharged or deliberately omitted. No provision of this Agreement may be waived, modified, or superseded as against M&I or Customer, except by written instrument signed by an authorized officer of each party, expressly stating that it is intended to operate as such. This Agreement does not limit or restrain in any way the right of M&I to lease, license or sell, or otherwise dispose of the Software or parts thereof to any other person or entities, or to execute agreements providing for such transfer of rights.

        23. Governing Law. This Agreement shall be governed, interpreted, construed, and enforced in accordance with the internal laws of the State of Wisconsin, United States of America. The exclusive jurisdiction for any legal proceedings regarding this Agreement shall be in the courts of Milwaukee County, Wisconsin, and the parties hereto expressly submit to the jurisdiction of said courts.

        24. Severability. If any provision, clause, part, or the application of this Agreement is held invalid, the remainder of this Agreement or the application of such provision, clause, or part under other circumstances shall not be affected.

        25. Miscellaneous. Time is of the essence. No claim, regardless of form, arising out of this Agreement may be brought by Customer more than two (2) years after the events giving rise to the claim for relief occurred. The obligations of confidentiality and non-use after termination, among others, shall survive termination.

        THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS, AS STATED HEREIN.

        IN WITNESS WHEREOF, the parties hereto through their duly authorized officers and agents have hereby executed this Agreement on the date before written.


VALLE DE ORO BANK, N.A. (CUSTOMER)         M&I DATA SERVICES, INC.

By: /s/ ROLAND C. NICKERSON                By: /s/ JOSEPH L. DELGADILLO
   -----------------------------               --------------------------------
Name:  Roland C. Nickerson                 Name:  Joseph L. Delgadillo
Title: Senior Vice President               Title: Senior Vice President

      Attest:                                     Attest:

By: /s/ WILLIAM V. EHLEN                   By: /s/  JOHN C. ANDREWS
   -----------------------------               --------------------------------
Name:  William V. Ehlen                    Name:  John C. Andrews
Title: President & C.E.O.                  Title: Vice President

                                    EXHIBIT A

                      PC TELLER SOFTWARE LICENSE AGREEMENT
                             M&I DATA SERVICES, INC.
                           Milwaukee, Wisconsin 53202



Customer Name: Valle de Oro Bank, N.A.

Address:     9832 Campo Road

             Spring Valley, California 91979-1449

Description and Number of Licensed Computer(s)/Workstation(s)/Equipment:

PC Teller - 24 workstations

Customer's Primary Location Designation:

Valle de Oro Bank, N.A.
9832 Campo Road
Spring Valley, California 91979-1449


User Documentation

PC Teller Training Guide

License Fee:

PC Teller Software               $ 14,280.00
 Sales Tax (8.25%)                  1,178.10
                                  ----------
                   TOTAL           15,458.10

                                    EXHIBIT B

                      PC TELLER SOFTWARE LICENSE AGREEMENT
                             M&I DATA SERVICES, INC,
                           Milwaukee, Wisconsin 53202


Customer shall prepare labels containing the following information and affix a label to each diskette copy of the PC Teller Software reproduced by the
Customer:

      1.  PC Teller Software.

      2.  Diskette _________ of _____.

      3. Licensed material - property of and copyrighted by M&I Data Services, Inc.

      4. This copy was made under M&I PC Teller Software License Agreement dated _____________ and may be used only on the computers listed in that Agreement. It may not be transferred to a third party.